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            James S. Kahan                      SBC Communications Inc.
            Senior Executive Vice President-    175 E. Houston Street
            Corporate Development               San Antonio, Texas 78205
                                                Phone 210 351-5030

[SBC Logo]

December 21, 2000


VIA FACSIMILE NO. 703-742-7706 and Overnight Mail
Jonathan P. Aust
President & Chief Executive Officer
Network Access Solutions
1000 Carpenter Drive
Sterling, VA  20165

Re:  Notice of Conversion

Dear Mr. Aust:

In accordance with Section 13.7 of the Stock Purchase Agreement by and between Network Access Solutions Corporation ("NAS") and SBC Communications Inc. ("SBC") dated February 4, 2000 (the "Stock Purchase Agreement") and Section 5 of the Certificate of Designation filed by Network Access Solutions with the Secretary of State of Delaware (the "Certificate of Designation"), SBC hereby gives notice that it wishes to exercise its right to convert all of its Series B Preferred Stock in NAS into fully paid, non-assessable shares of Common Stock at the "Conversion Rate" as defined in Section 5(c) of the Certificate of Designation. As required by the provisions of Section 5 (d) of the Certificate of Designation, SBC hereby directs that NAS, or its transfer agent, issue shares of Common Stock to SBC Communications Inc.

Capitalized terms not otherwise defined herein shall have the meaning set forth in the Stock Purchase Agreement and the Certificate of Designation.

If you have any questions about this please feel free to call the undersigned.

Very truly yours,

/s/ James S. Kahan
James S. Kahan
Senior Executive Vice President
Corporate Development